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FORM T‑1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)
___________________________ M-SYSTEMS FLASH DISK PIONEERS LTD. (Exact name of obligor as specified in its charter)
State of Israel (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
7 Atir Yeda St. Kfar Saba, Israel (Address of principal executive offices)	44425 (Zip code)

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M-SYSTEMS FINANCE INC. (Exact name of obligor as specified in its charter)
Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. employer identification no.)
c/o M&C Corporate Services Limited PO Box 309 GT, Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands (Address of principal executive offices)	(Zip code)

___________________________

1.0% Convertible Senior Notes due 2035 of M-Systems Finance, Inc.
(Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

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1. General information.  Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a‑29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1. A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2. A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.   A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4. A copy of the existing by‑laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

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6. The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

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SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Los Angeles, and State of California, on the 13th day of July, 2005.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:  /S/  SANDEÉ PARKS

Name:    SANDEÉ PARKS

         Title:    VICE PRESIDENT

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EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 S. Flower Street, 2nd Floor, Los Angeles, CA 90017

At the close of business March 31, 2005, published in accordance with Federal regulatory authority instructions.

Dollar Amounts

in Thousands

ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	9,100
Interest-bearing balances	0
Securities:
Held-to-maturity securities	75
Available-for-sale securities	57,298
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	19,000
Securities purchased under agreements to resell	95,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	3,876
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Customers' liability to this bank
on acceptances outstanding	0
Intangible assets:
Goodwill	240,005
Other Intangible Assets	17,839
Other assets	34,344
Total assets	$476,537

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LIABILITIES

Deposits:
In domestic offices	7,502
Noninterest-bearing	7,502
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)
Not applicable	58,000
Bank's liability on acceptances
executed and outstanding	0
Subordinated notes and debentures	0
Other liabilities	51,452
Total liabilities	$116,954
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus	294,125
Retained earnings	64,622
Accumulated other comprehensive
Income	(164)
Other equity capital components	0
Total equity capital	$359,583
Total liabilities, minority interest, and equity capital	$476,537

I, Thomas J. Mastro, Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Thomas J. Mastro ) Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Richard G. Jackson   )

Nicholas C. English   ) Directors

Karen B. Shupenko )

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